Exhibit 99.1

VirnetX Updates Patent Declaration to 3GPP for LTE/4G Security

Declares “RAND” Licensing

SCOTTS VALLEY, Calif. – March 15, 2011 – VirnetX Holding Corporation (NYSE Amex: VHC), an Internet security software and technology company, today announced that it has submitted a Statement of Patent Holder with the Alliance for Telecommunications Industry Standards (ATIS) and European Telecommunications Standards Institute (ETSI), supplementing its prior statement of December 1, 2009, identifying patents and patent applications that may be relevant to the following specifications in the 3GPP LTE, SAE project:

1.	3GPP TS 33.203, “3G security: Access security for IP-based services,” Release 10 or Prior Release
2.	3GPP TS 33.210, “3G Security: Network Domain Security; IP network layer security,” Release 10 or Prior Release
3.	3GPP TS 33.328, “3G Security: IP Multimedia Subsystem (IMS) media plane security,” Release 10 or Prior Release
4.	3GPP TS 33.141, “3G Security: Presence service; Security,” Release 10 or Prior Release
5.	3GPP TS 33.222, “3G Security: Access to network application functions using Hypertext Transfer Protocol over Transport Layer Security (HTTPS),” Release 10 or Prior Release

VirnetX has indicated that it is willing, upon request, to make available a non-exclusive license under what is commonly referred to as RAND (reasonable terms and conditions that are free of any unfair discrimination) with respect to necessary claims that may issue from VirnetX’s identified patents and patent applications for the above specifications to the extent adopted as a final standard, subject to the conditions set forth in the Statement of Patent Holder.

“This Statement of Patent Holder is a significant step for VirnetX that has come about from our 4G pilot and Secure Domain Name Initiative efforts,” said Kendall Larsen, VirnetX CEO and President.  “It identifies the 3GPP Series 33 security specifications that we believe our patents and patent applications pertain to.  Furthermore, we have announced the availability of our RAND licensing to ATIS and ETSI and are now willing to entertain licensing discussions for these 3GPP security specifications.”

About VirnetX
VirnetX Holding Corporation is an internet security software and technology company.  The Company’s software and technology solutions, including its secure domain name registry and GABRIEL Connection Technology™, are designed to facilitate secure communications and to create a secure environment for real-time communication applications such as instant messaging, VoIP, smart phones, eReaders and video conferencing. The Company’s patent portfolio includes over 48 U.S. and international patents and pending applications. For more information, please visit www.virnetx.com.

Forward Looking Statement
Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the 3GPP Series 33 security specifications and the potential relevance of the Company’s patent portfolio to such specifications. Such forward-looking statements are based on expectations, estimates and projections about the markets in which the Company operates, management’s beliefs, and certain assumptions made by management and involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements, including but not limited to (1) the outcome of any legal proceedings that have been or may be initiated by the Company or that may be initiated against the Company; (2) the ability to capitalize on the Company’s patent portfolio and generate licensing fees and revenues; (3) the ability of the Company to be successful in entering into licensing relationships with its targeted customers on commercially acceptable terms; (4) potential challenges to the validity of the Company’s patents underlying its licensing opportunities; (5) the ability of the Company to achieve widespread customer adoption of the Company’s GABRIEL Communication Technology™ and its secure domain name registry; (6) the level of adoption of the 3GPP Series 33 security specifications; and (7) the possibility that Company may be adversely affected by other economic, business, and/or competitive factors. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including those under the heading “Risk Factors” in Company’s Annual Report on Form 10-K/A filed with the SEC on February 1, 2011 and Quarterly Report on Form 10-Q/A filed on January 31, 2011.  Many of the factors that will determine the outcome of the subject matter of this press release are beyond the Company’s ability to control or predict. Except as required by law, the Company is under no duty to update any of the forward-looking statements after the date of this press release to conform to actual results.

Contact:

Greg Wood
VirnetX Holding Corporation
831.438.8200
greg_wood@virnetx.com